EXHIBIT 10.126

AMENDMENT NO. 1 TO $13,420,000 RENEWED, AMENDED AND INCREASED PROMISSORY NOTE

This Amendment is entered into as of December 31, 2006, by Stanford International Bank, Ltd. (“Lender”) and Reedy Creek Acquisition Company, LLC (“Borrower”) and relates to the $13,420,000 Third Renewed, Amended and Increased Promissory Note dated as of December 22, 2006, issued by Borrower in favor of Lender (the “Note”).

1.	Terms defined in the Note are used herein as defined therein.

2.	The Initial Indebtedness Maturity Date is hereby extended to June 30, 2007.

3.	Except as specifically amended herein, all terms of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STANFORD INTERNATIONAL BANK, LTD.

By: /s/ Jim Davis

REEDY CREEK ACQUISITION COMPANY, LLC

By: /s/ Malcolm J. Wright